                                                                    Exhibit 5.1


                           [TOBIN & TOBIN LETTERHEAD]


                                 August 6, 1996



The Board of Directors
Redwood Trust, Inc.
591 Redwood Highway
Suite 3100
Mill Valley, CA  94941

                  Re: Registration Statement on Form S-11; Registration No. 333-08363; filed July 18, 1996

Ladies and Gentlemen:

                  We have acted as your counsel in connection with the public offering by Redwood Trust, Inc., a Maryland corporation (the "Company"), of an aggregate of 875,000 shares of the Company's Class B __% Cumulative Convertible Preferred Stock, par value $.01 per share ("Preferred Stock"), plus up to an additional 131,250 shares of the Company's Preferred Stock, subject to the exercise of an over-allotment option granted by the Company pursuant to the Underwriting Agreement, a form of which is included in the above-referenced registration statement as Exhibit 1.1 (the "Underwriting Agreement"), by and among Montgomery Securities and Stifel, Nicolaus & Company, Incorporated as representatives of the underwriters named therein (the "Underwriters"), and the Company.

                  This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-11, relating to the Preferred Stock and the shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") into which the Preferred Stock may be converted, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on July 18, 1996 (Registration No. 333-08363)

The Board of Directors
Redwood Trust, Inc.
August 6, 1996
Page 2



(together with all amendments thereof and exhibits thereto, the "Registration Statement"), (ii) the Articles of Incorporation, as amended, of the Company, including the form of Articles Supplementary establishing the Preferred Stock,
(iii) the Bylaws, as amended, of the Company, (iv) resolutions of the Board of Directors of the Company relating to the issuance and sale of the Preferred Stock and the filing of the Registration Statement (the "Resolutions"), (v) the opinion of Piper & Marbury L.L.P., related to the Preferred Stock, dated August 2, 1996, and (vi) a specimen of the certificates representing each of the Preferred Stock and the Common Stock. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the practice of law in the State of California and we do not express any opinion as to the laws of any other jurisdiction, except for those matters of Maryland law for which we have relied solely upon the legal opinion of Piper & Marbury L.L.P., Baltimore, Maryland.

                  Based upon and subject to the foregoing, we are of the opinion and advise you that:

                  1. The Preferred Stock has been duly and validly authorized for issuance, and upon issuance and delivery of the Preferred Stock to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, the Preferred Stock will be validly issued, fully paid and non-assessable.

                  2. The shares of Common Stock of the Company which may be issued to holders of the Preferred Stock upon their

The Board of Directors
Redwood Trust, Inc.
August 6, 1996
Page 3


                  conversion or redemption by the Company have been duly and validly authorized for issuance, and upon issuance and delivery of such shares of Common Stock upon conversion or redemption of the Preferred Stock in accordance with the terms of the Company's 1996 Articles Supplementary, such shares of Common Stock will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                 Very truly yours,

                                                 TOBIN & TOBIN